Exhibit 99.1

Control4 Announces Financial Results for Second Quarter 2015

Record Revenue Quarter; 22% Year-over-Year Revenue Growth

SALT LAKE CITY — July 30, 2015 — Control4 Corporation (NASDAQ: CTRL), a leading provider of automation and control solutions for the connected home, today announced financial results for its second quarter ended June 30,  2015.

Revenue for the second quarter of 2015 was $44.6 million, compared to revenue of $36.7 million for the second quarter of 2014, representing a  year-over-year growth rate of 22%.   Revenue for the first half of 2015 grew 12% year-over-year, from $68.5 million to $76.7 million.

Net income for the second quarter of 2015 was $2.0 million, or $0.08 per diluted share, consistent with the net income of $2.0 million, or $0.08 per diluted share, in the second quarter of 2014.  Net loss for the first half of 2015 was $2.2 million, or $0.09 per diluted share, compared to net income of $1.5 million, or $0.06 per diluted share, for the first half of 2014.

Non-GAAP net income for the second quarter of 2015 was  $4.1 million, or $0.16 per diluted share, compared to non-GAAP net income of $3.6 million, or $0.14 per diluted share, in the second quarter of 2014.  Non-GAAP net income for the first half of 2015 was $3.0 million, or $0.12 per diluted share, compared  to non-GAAP income of $4.4 million, or $0.17 per diluted share, in the first half of 2014.  A reconciliation of GAAP to non-GAAP financial information is contained in the attached tables.

“Our double-digit growth rate resumed in March and then continued in the second quarter, resulting in our highest revenue quarter ever,” said Martin Plaehn, chairman and chief executive officer of Control4.    “We are confident in the competitiveness and value proposition of our core automation solutions – intelligent lighting, multi-room audio and video, family-room entertainment, and safety and security offerings, all powered by the Control4 platform.”

Commenting on the company’s financial results for the second quarter, Dan Strong, chief financial officer of Control4, added: “Our revenue growth in the quarter was propelled by strong fundamental demand across multiple geographies and across all aspects of our product portfolio.  Our core revenue increased 22% compared to the second quarter of 2014, and 39% sequentially from the first quarter of this year.”

Guidance

For the third quarter of 2015, the company expects revenue to be between $44 million and $47 million, and expects non-GAAP net income to be between $2.5 million and $4.0 million, or between $0.10 and $0.16 per diluted share. The company expects revenue growth for the second half of 2015 to be between 12% and 18%, which when combined with the revenue growth for the first half of 2015, represents revenue growth for the year to be between 12% and 15%.

Control4 Announces Second Quarter Fiscal 2015 Financial Results

Q2 2015 Operational Metrics

Revenue ($ mm)	2Q 2015	1Q 2015	2Q 2014

North America Core Revenue	34.3	24.4	27.7
International Core Revenue	9.8	7.4	8.2
Other Revenue	0.5	0.3	0.8
Total Revenue	44.6	32.1	36.7

	2Q 2015	1Q 2015	2Q 2014
Dealer Adds
North America	90	84	94
International	53	64	53
Total Dealer Adds	143	148	147

Active Dealers
North America	2,667	2,614	2,547
International	754	718	640
Total Active Dealers	3,421	3,332	3,187

Total Dealers
North America	2,704	2,672	2,605
International	878	836	732
Total Dealers	3,582	3,508	3,337

Controller Shipments	20,908	13,931	17,516

Conference Call

On July 30, 2015, Control4 Corporation (NASDAQ: CTRL) will host an investor conference call and will webcast the event beginning at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). To access the conference call, dial 913-312-0971 or 888-219-1456 (toll free) and enter passcode 7695130.  The webcast and replay will be accessible on Control4’s investor relations website at http://investor.control4.com/.

A replay of the conference call will be available within two hours of the conclusion of the conference through August 13, 2015.  To access the replay, please dial 719-457-0820 or 888-203-1112 and enter passcode 7695130.

Control4 Announces Second Quarter Fiscal 2015 Financial Results

About Control4 Corporation (NASDAQ: CTRL):

Control4 [NASDAQ: CTRL] is a leading provider of automation systems for homes and businesses, offering personalized control of lighting, audio, video, temperature, security, communications and similar functionalities into a unified home-automation solution that enhances the daily lives of its customers. Control4 unlocks the potential of connected devices, making entertainment systems easier to use, homes more comfortable and energy efficient, and families more secure. More than 75% of Control4's consumers have integrated two or more functionalities with Control4's solution, which is available through more than 3,400 dealers, retail outlets, and distributors in over 90 countries. By delivering insightfully simple control solutions that enhance the lives of individuals and families, Control4 is the automation platform of choice for consumers, major consumer electronics companies, hotels, and businesses around the world.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4’s future financial performance on both a GAAP and non-GAAP basis, expectations relating to the market awareness and proliferation of smart home devices and home automation, and the competitiveness and value proposition of the Company’s solutions. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements are made as of the date they were first issued and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4’s risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Control4’s Annual Report on Form 10-K for the year ended December 31, 2014,  as well as other documents that may be filed by the Company from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability of Control4 to remain competitive and maintain its position in the market; Control4’s ability to increase market awareness of its solution and brand, including through direct-to-consumer marketing efforts; the ability of dealers and distributors to sell Control4 solutions; unexpected fluctuations in quarterly operating results; the ability of Control4 to develop new solutions and develop and expand its network of dealers and distributors; the ability of Control4 to realize the intended benefits of its strategic relationships; the compatibility of Control4 solutions with third-party products and applications; the ability of Control4 to adapt to technological changes; changes in the demand for Control4’s solutions may develop more slowly than expected; the loss of key employees; increased demands on employees and costs associated with operating as a public company; general political or destabilizing events, including war, conflict, acts of terrorism or cyber attacks; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Control4’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Control4 undertakes no intention or obligation to

Control4 Announces Second Quarter Fiscal 2015 Financial Results

update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Control4’s stated results include certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP gross margin percentage, non-GAAP income from operations, non-GAAP operating income percentage, non-GAAP net income, non-GAAP net income per diluted share, and net investments.  Non-GAAP gross margin, non-GAAP income from operations, and non-GAAP net income exclude non-cash expenses related to stock based compensation, amortization of intangible assets, acquisition-related costs, as well as expenses related to litigation settlements.

Management believes that it is useful to exclude stock-based compensation expense because the amount of such expense in any specific period may not directly correlate to the underlying performance of the business operations.

The Company has recently completed acquisitions which resulted in operating expenses that would not have otherwise been incurred. Management has provided supplementary non-GAAP financial measures, which exclude acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. Management considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the Company’s control. Furthermore, the Company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from the non-GAAP measures, management is better able to evaluate the ability to utilize its existing assets and estimate the long-term value that acquired assets will generate. The Company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) professional service fees, recorded in operating expenses, which include third party costs related to the acquisition, and legal and other professional service fees associated with diligence, entity formation and corporate structuring, disputes and regulatory matters related to acquired entities; and (ii) acquisition-related adjustments which include adjustments to acquisition-related items such as being required to record Nexus inventory at its fair value, resulting in a step-up in the inventory value. The step-up is recorded through cost of goods sold when the inventory is sold, resulting in a negative impact to our gross margin. Although these expenses are not recurring with respect to past acquisitions, the Company will generally incur these expenses in connection with any future acquisitions.

The Company excludes the amortization of acquired intangible assets from non-GAAP measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally

Control4 Announces Second Quarter Fiscal 2015 Financial Results

rather than acquired. Although the Company excludes amortization of acquired intangible assets from non-GAAP measures, management believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Furthermore, we believe it is useful to exclude expenses related to litigation settlements because of the variable and unpredictable nature of these expenses which are not indicative of past or future operating performance. We believe that past and future periods are more comparable if we exclude those expenses.

Management provides a non-GAAP measure representing the fair market value of the available-for-sale investments. We account for purchases and sales of investments on a trade-date basis. This is a non-GAAP measure representing the fair market value of our available-for-sale investments on a settlement date basis because from time to time, the investment trade date and the investment settlement date will cross a reporting period. We believe presentation of our investments on a settlement date basis is relevant to readers of our financial statements.

Management believes these adjustments provide useful comparative information to investors. Non-GAAP results are presented for supplemental informational purposes only for understanding the operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Management urges investors to review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the business.

Control4 Announces Second Quarter Fiscal 2015 Financial Results

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,	June 30,
	2014	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,187	$17,180
Restricted cash	311	314
Short-term investments	53,523	46,118
Accounts receivable, net	20,155	21,960
Inventories	14,212	18,437
Prepaid expenses and other current assets	2,075	2,533
Total current assets	119,463	106,542
Property and equipment, net	5,089	6,348
Long-term investments	14,509	19,838
Intangible assets, net	1,409	5,503
Goodwill	231	2,742
Other assets	1,329	1,483
Total assets	$142,030	$142,456
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,016	$15,423
Accrued liabilities	4,750	5,771
Deferred revenue	843	1,033
Current portion of notes payable	915	797
Total current liabilities	21,524	23,024
Notes payable	913	525
Other long-term liabilities	1,291	923
Total liabilities	23,728	24,472
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 24,305,381 and 24,457,157 shares issued; 24,305,381 and 24,229,882 shares outstanding at December 31, 2014 and June 30, 2015 (unaudited), respectively	2	2
Treasury stock, at cost; 0 and 227,275 shares at December 31, 2014 and June 30, 2015 (unaudited), respectively	—	(2,148)
Additional paid-in capital	212,388	216,626
Accumulated deficit	(93,928)	(96,118)
Accumulated other comprehensive loss	(160)	(378)
Total stockholders’ equity	118,302	117,984
Total liabilities and stockholders’ equity	$142,030	$142,456

Control4 Announces Second Quarter Fiscal 2015 Financial Results

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
	(unaudited)		(unaudited)
Revenue	$36,661	$44,641	$68,516	$76,724
Cost of revenue	17,694	22,312	33,313	38,784
Gross margin	18,967	22,329	35,203	37,940
Operating expenses:
Research and development	7,097	8,122	13,872	16,117
Sales and marketing	6,364	7,812	12,665	15,179
General and administrative	3,440	4,288	7,128	8,909
Litigation settlement	35	—	35	—
Total operating expenses	16,936	20,222	33,700	40,205
Income (loss) from operations	2,031	2,107	1,503	(2,265)
Other income (expense):
Interest, net	20	42	1	63
Other income (expense)	63	70	71	(340)
Total other income (expense)	83	112	72	(277)
Income (loss) before income taxes	2,114	2,219	1,575	(2,542)
Income tax expense (benefit)	103	178	103	(352)
Net income (loss)	$2,011	$2,041	$1,472	$(2,190)
Net income (loss) per common share:
Basic	$0.08	$0.08	$0.06	$(0.09)
Diluted	$0.08	$0.08	$0.06	$(0.09)
Weighted-average number of shares:
Basic	23,715	24,309	23,417	24,326
Diluted	25,671	25,296	25,709	24,326

Control4 Announces Second Quarter Fiscal 2015 Financial Results

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended
	June 30,
	2014	2015
	(unaudited)
Operating activities
Net income (loss)	$1,472	$(2,190)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation expense	1,245	1,321
Amortization of intangible assets	196	728
Provision for doubtful accounts	163	172
Stock-based compensation	2,655	3,528
Excess tax benefit from exercise of options for common stock	(9)	—
Changes in assets and liabilities:
Accounts receivable	(1,734)	(1,458)
Inventories	(597)	(1,912)
Prepaid expenses and other current assets	(403)	(421)
Other assets	(168)	(116)
Accounts payable	(932)	(1,818)
Accrued liabilities	(1,154)	(256)
Deferred revenue	85	190
Other long-term liabilities	(33)	(369)
Net cash provided by (used in) operating activities	786	(2,601)
Investing activities
Purchase of available-for-sale investments	(72,536)	(36,272)
Proceeds from sales of available-for-sale investments	1,043	—
Proceeds from maturities of available-for-sale investments	2,100	39,079
Purchases of property and equipment	(1,230)	(1,927)
Business acquisitions, net of cash acquired	—	(8,380)
Net cash used in investing activities	(70,623)	(7,500)
Financing activities
Proceeds from exercise of options for common stock	4,241	710
Excess tax benefit from exercise of options for common stock	9	—
Repurchase of common stock	—	(2,148)
Repayment of notes payable	(555)	(506)
Net cash provided by (used in) financing activities	3,695	(1,944)
Effect of exchange rate changes on cash and cash equivalents	9	38
Net decrease in cash and cash equivalents	(66,133)	(12,007)
Cash and cash equivalents at beginning of period	84,546	29,187
Cash and cash equivalents at end of period	$18,413	$17,180
Supplemental disclosure of cash flow information
Cash paid for interest	$78	$65
Cash paid for taxes	100	121
Supplemental schedule of non-cash investing and financing activities
Unsettled purchases of available-for-sale investments	723	703
Net unrealized losses on available-for-sale investments	1	28

Control4 Announces Second Quarter Fiscal 2015 Financial Results

CONTROL4 CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
	(in thousands, except percentages and per share data)
Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	$18,967	$22,329	$35,203	$37,940
Stock-based compensation expense in cost of revenue	28	39	48	86
Amortization of intangible assets in cost of revenue	98	379	196	684
Acquisition-related costs in cost of revenue	—	—	—	294
Non-GAAP gross margin	$19,093	$22,747	$35,447	$39,004
Revenue	$36,661	$44,641	$68,516	$76,724
Gross margin percentage	51.7%	50.0%	51.4%	49.4%
Non-GAAP gross margin percentage	52.1%	51.0%	51.7%	50.8%

Reconciliation of Income (Loss) from Operations to Non-GAAP Income from Operations:
Income (loss) from operations	$2,031	$2,107	$1,503	$(2,265)
Stock-based compensation expense	1,408	1,679	2,655	3,528
Amortization of intangible assets	98	403	196	728
Acquisition-related costs	—	—	—	886
Litigation settlements	35	—	35	—
Non-GAAP income from operations	$3,572	$4,189	$4,389	$2,877
Revenue	$36,661	$44,641	$68,516	$76,724
Operating margin percentage	5.5%	4.7%	2.2%	(3.0)%
Non-GAAP operating margin percentage	9.7%	9.4%	6.4%	3.7%

Reconciliation of Net Income (Loss) to Non-GAAP Net Income:
Net income (loss)	$2,011	$2,041	$1,472	$(2,190)
Stock-based compensation expense	1,408	1,679	2,655	3,528
Amortization of intangible assets	98	403	196	728
Acquisition-related costs	—	—	—	886
Litigation settlements	35	—	35	—
Non-GAAP net income	$3,552	$4,123	$4,358	$2,952
Non-GAAP net income per common share:
Basic	$0.15	$0.17	$0.19	$0.12
Diluted	$0.14	$0.16	$0.17	$0.12
Weighted-average number of shares:
Basic	23,715	24,309	23,417	24,326
Diluted	25,671	25,296	25,709	25,474

Reconciliation of Investments to Investments, net:
Short-term investments	$47,573	$46,118	$47,573	$46,118
Long-term investments	22,543	19,838	22,543	19,838
Investments payable	(723)	(703)	(723)	(703)
Investments, net	$69,393	$65,253	$69,393	$65,253

Control4 Announces Second Quarter Fiscal 2015 Financial Results

CONTACTS:

Investor Relations	Media
Mike Bishop	Blair Sonnen
The Blueshirt Group	Control4
Tel: +1 415-217-4968	Tel: +1 801-619-4245
mike@blueshirtgroup.com	bsonnen@control4.com

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Source: Control4